Exhibit 99.1
Investors Real Estate Trust Announces Resignations of Trustees W. David Scott and John T. Reed, and Appointment of Terrance P. Maxwell as a Trustee.

Minot, North Dakota—November 6, 2013--Investors Real Estate Trust (NYSE: IRET) announced the resignations of Mr. W. David Scott and Mr. John T. Reed from the Company's Board of Trustees, effective immediately. "It was with regret that the Board of Trustees received the resignations of David Scott and John Reed, but we were aware of the growing personal business obligations of each," said Timothy P. Mihalick, IRET President and CEO. "David has been a valuable member of our Board since 2006, and John since 2008. IRET has benefited greatly from the contributions of both of these trustees over the years. Their integrity and guidance have helped IRET continue to build for the future. We are grateful for their service to the Company's shareholders." Each of Mr. Scott and Mr. Reed cited a demanding level of activity in regard to other business obligations as prompting their decisions to resign from the Company's Board. Mr. Scott and Mr. Reed each confirmed to the Company that his decision to resign from the Board is not due to any disagreements with the Company on any matters relating to the Company's operations, policies or practices.

The Company also announced that at a November 6, 2013 meeting of the Company's Board, the Board elected Terrance P. Maxwell to fill one of the vacancies created by the resignations of Mr. Scott and Mr. Reed, and eliminated the remaining vacancy by fixing the number of trustees of the Company at eight. Mr. Maxwell was elected to the Board of Trustees effective immediately; his term of office will continue until the Company's 2014 Annual Meeting of Shareholders and until his successor is elected and qualifies. Mr.  Maxwell will serve on the Board's Audit, Nominating and Governance, and Investment Committees. Mr. Maxwell, 53, is an instructor of mergers and acquisitions and corporate finance at the University of Wisconsin – Madison, and is a member of the board of directors of the University's Center for Advanced Studies in Business. Mr. Maxwell is also an active private investor, and provides management consulting services to privately-held companies. Previously, Mr. Maxwell was head of investment banking for Robert W. Baird & Co., where he spent 20 years advising companies on equity financings and mergers and acquisitions transactions. Mr. Maxwell was a member of Baird's Board of Directors, as well as a member of the investment committee for several of Baird's private equity funds. He graduated Phi Beta Kappa from the University of Wisconsin – Madison, and received his MBA from Northwestern University's Kellogg Graduate School of Management.

"We are delighted to welcome Terry to the Board of Trustees," said Mr. Mihalick.  "His deep understanding of finance and the capital markets is extremely relevant to IRET, and we expect his guidance will be invaluable as we execute our mission of increasing shareholder value."

About IRET

Investors Real Estate Trust is an equity real estate investment trust.  Its business consists of owning and operating income-producing multi-family residential and commercial properties located primarily in the upper Midwest.  Investors Real Estate Trust is based in Minot, North Dakota, and has additional offices in Minneapolis, Minnesota and Omaha, Nebraska.

Forward-Looking Statements
The information in this press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often include words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance in connection with discussions of future operating or financial performance. Examples of forward-looking statements include, but are not limited to, statements regarding the composition of committees of the Company's Board of Trustees.  The Company's forward-looking statements are based on management's current expectations and assumptions regarding the Company's plans, business and performance, the economy and other future conditions and forecasts of future events, circumstances and results. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. The Company's actual results may vary materially from those expressed or implied in its forward-looking statements. Important factors that could cause the Company's actual results to differ materially from those in its forward-looking statements include economic conditions, changes in regulation and political conditions, and other factors as discussed in the Company's filings with the Securities and Exchange Commission.